SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         Investor's Research Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ] Fee paid previously with preliminary materials:

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    paid  previously.  Identify the previous filing by  registration  statement
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
                          INVESTORS RESEARCH FUND, INC.
                     11111 Santa Monica Boulevard, Suite 820
                          Los Angeles, California 90025

                               February __, 2001

Dear Stockholder:

     Enclosed are proxy materials related to your shares in Investors Research Fund, Inc. (the "Fund"). Please take a few minutes to read the proxy statement and complete your proxy card. Your proxy must be received by no later than March 20, 2001, in order to be voted at the Annual Meeting of Stockholders on March 27, 2001 (the "Annual Meeting"). The meeting will begin at 11:00 a.m., local time, at the Fund's offices located at 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California.

     The enclosed proxy statement requests your vote to approve a plan to reorganize the Fund into Investors Research Fund, a Delaware business trust, to lower costs and improve Fund administration. You are also being asked to approve several changes in the fundamental investment restrictions of the Fund and a modification in the investment advisory agreement between the Fund and its investment adviser. Finally, you are being asked to re-elect nine directors for the Fund, to serve until the next annual meeting of Shareholders and until their successors are elected and qualified, and to ratify the selection of Ernst & Young, LLP as the independent public accountant of the Fund for the current fiscal year.

     Please review the enclosed material and complete, sign, date and return the enclosed proxy card. It is important that you submit your proxy to ensure that your shares are represented at the Annual Meeting. If you have any questions about the proxy, please call us at (310) 996-3256.

     The Directors have carefully reviewed the proposals and unanimously recommend that you approve them. Your vote is important for the proper administration of the Fund. Thank you in advance for your participation and prompt response in this matter.

                                        Sincerely,


                                        Glenn C. Weirick
                                        President

Enclosures

                          INVESTORS RESEARCH FUND, INC.
                     11111 Santa Monica Boulevard, Suite 820
                          Los Angeles, California 90025

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 27, 2001

                              TO OUR STOCKHOLDERS:

     The Annual Meeting of the stockholders of Investors Research Fund, Inc. (the "Fund") will be held on March 27, 2001, at 11:00 a.m. local time (the "Annual Meeting") at the Fund's offices located at 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California, for the following purposes:

    1. To approve a plan to reorganize the Fund into Investors Research Fund, a Delaware business trust;

    2. To approve certain changes in the fundamental investment restrictions of the Fund that would (a) permit the Fund to invest in companies that have been in continuous operation for less than three years, (b) permit the Fund to purchase securities of other investment companies as permitted by the Investment Company Act of 1940, and (c) permit the Fund to accept appropriate portfolio securities for the sale of Fund Shares;

    3. To approve a new investment advisory agreement between the Fund and the Fund's Investment Adviser, Westcap Investors, LLC, providing for a different method of calculating the investment advisory fee (which remains the same);

    4. To elect a Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

    5. To ratify the selection of Ernst & Young, LLP as the independent public accountants to be employed by the Fund for its current fiscal year;

    6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on January 26, 2001 are entitled to notice of, and to vote at, the Annual Meeting. Your attention is called to the accompanying Proxy Statement. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. If you are present at the Annual Meeting, you may change your vote, if desired, at that time.

                                        Glenn C. Weirick

                                        President

February __, 2001

                          INVESTORS RESEARCH FUND, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 27, 2001


     This Proxy Statement is furnished in connection with a solicitation of proxies made by and on behalf of Investors Research Fund, Inc. (the "Fund"), the offices of which are located at 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California 90025, and the Fund's management, to be used at the Annual Meeting of Stockholders of the Fund to be held on March 27, 2001, at 11:00 a.m. local time (the "Annual Meeting"), at the Fund's offices for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Such solicitation is made primarily by the mailing of this Proxy Statement with its enclosures. The approximate date of first mailing is expected to be February __, 2001.

     Supplementary solicitations may be made by mail and telephone and by personal contact by employees of the Fund and others. The expenses in connection with preparing and mailing this Proxy Statement and its enclosures and of such solicitations will be paid by the Fund. In some instances, such supplementary solicitations may be made by securities dealers by which shares of the Fund have been sold and would be made at their own expense.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at the meeting or any time prior to the closing of the polls. A proxy may be revoked by written notice to the Fund prior to the Annual Meeting, or by execution of a subsequent proxy which is presented at the Annual Meeting, or by personal vote at the Annual Meeting. All proxies solicited by the Fund's management which are properly executed and received in time will be voted at the Annual Meeting in accordance with the instructions thereon, if any, and if no specification is made, will be voted in accordance with the judgment of the proxy holders. Discretionary authority is conferred by the proxy as to all matters not specifically noticed which may properly come before the Annual Meeting. The Fund's management is not aware of any other matters to be presented for action.

     As of January 26, 2001, 4,807,074 shares of capital stock of the Fund were issued and outstanding. Stockholders of record at the close of business on January 26, 2001, are entitled to vote at the Annual Meeting. The presence in person or by proxy of persons entitled to vote a majority of the outstanding voting shares at the Annual Meeting will constitute a quorum for the transaction of business.

     Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. However, abstentions and broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. In view of the requirement that there be a certain number of affirmative votes, an abstention or a broker no-vote has a negative impact as to a matter brought to a vote. If sufficient votes in favor of a proposal are not received by the date of the Annual Meeting, the persons named in the Proxy may propose and vote for one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will required approval by the holders of a majority of the shares who are present in person or by proxy.

     To the knowledge of the Fund's management, at the close of business on January 26, 2001, the only persons owning beneficially more than five percent of the outstanding shares of the Fund were as follows: James Howard & Anna Mae Noble Trust, owned of record 7.25% of the Fund's outstanding voting securities.

                                   PROPOSAL 1
                           REORGANIZATION OF THE FUND

     The Board of Directors has approved a plan to reorganize the Fund into Investors Research Fund, a Delaware business trust (referred to in this Proxy Statement as the "Trust"). The purpose of the reorganization is to lower costs and improve Fund administration. To proceed, we need stockholder approval. The next several pages outline the important details of the plan:

     *    Why we want to reorganize the Fund

     *    How we plan to accomplish the reorganization

     *    How the reorganization will affect the Fund

     *    How a Delaware business trust compares to a Delaware corporation

     *    Information about the Investment Manager

     *    How many stockholder votes we need to approve the reorganization.

WHY WE WANT TO REORGANIZE THE FUND

     The Fund is a Delaware corporation. The Board of Directors of the Fund has concluded that it would lower the Fund's costs and improve the Fund's administration if it were reorganized as a Delaware business trust for the following reasons:

     * The Trust will not need to have annual shareholder meetings except when required by the Investment Company Act, which will save the Fund more than $10,000 annually.

     * The Board of Trustees of the Trust will have greater flexibility in matters of governance and organization than the Board of Directors of the Fund, without sacrificing the federal or state tax advantages of a mutual fund.

     * The Trust's governing instruments will be clearer and more comprehensive about matters affecting modern investment companies than the Fund's current organizational documents, which were originally adopted in 1958.

HOW WE PLAN TO ACCOMPLISH THE REORGANIZATION

     THE REORGANIZATION AGREEMENT. The Fund's Board of Directors has approved a written reorganization agreement for the Fund. It spells out the terms and conditions that will apply to the Fund's reorganization into the Trust.

     THE STEPS IN THE REORGANIZATION. In essence, the reorganization will have three steps.

     * The first step has already been taken -- we have established a Delaware business trust called Investors Research Fund. The Trust will issue a single share to the Fund. If the stockholders of the Fund approve the reorganization, this share will be voted to elect the nominees referred to in Proposal 4 as the trustees of the Trust, and to approve the Fund's current investment advisory agreement as the form of advisory agreement for the Trust. If the stockholders approve the amendment to the Fund's investment advisory agreement described in Proposal 3, below, the Trust will adopt the advisory agreement as amended.

     * Second, if the stockholders approve the reorganization, the Fund will transfer all of its assets and liabilities to the Trust. In exchange, the Fund will receive shares of the Trust with a total value equal to the value of the assets it is transferring (net of the Fund's liabilities).

     * Third, the Fund will dissolve. The Trust will open an account for each stockholder of the Fund, and will credit each stockholder with the exact number of full and fractional shares of the Trust that he or she owned in the Fund on the date of the reorganization. New share certificates will not be issued.

     THE EFFECTIVE DATE OF THE REORGANIZATION. If the reorganization is approved by the stockholders, it will take place as soon as feasible after the Fund receives the necessary regulatory approvals and legal opinions. We think this should be accomplished by April 15, 2001. However, at any time before the reorganization the Board of Directors of the Fund may decide that it is not in the best interest of the Fund and its stockholders to go forward with this project. If that happens, the Fund will continue to operate as it is currently organized.

HOW THE REORGANIZATION WILL AFFECT THE FUND

     After the reorganization, you will own shares of the Trust. The operations of the Trust will not differ substantially from the Fund's operations.

     THE FUND'S INVESTMENT OBJECTIVE AND POLICIES WILL STAY THE SAME. The reorganization will not change the Fund's investment objectives and policies.

     THE FUND'S INVESTMENT RESTRICTIONS WILL STAY THE SAME UNLESS STOCKHOLDERS APPROVE PROPOSALS 2(A), (B) OR (C). The stockholders are being asked to approve revised fundamental investment restrictions for the Fund which are described under Proposal 2, below. If Proposals 2(a), (b) or (c) are adopted, the Fund's fundamental investment restrictions after the reorganization will be identical to those now in effect except as modified by the Proposals adopted. However, we are asking stockholders to temporarily waive any existing investment restrictions that would otherwise prohibit the reorganization. (For example, the Fund may not acquire control of any company, and as part of the reorganization it may temporarily control the Trust.) Your vote in favor of the reorganization will also approve a temporary waiver of any such restrictions.

     THE FUND'S INVESTMENT ADVISER AND OTHER SERVICE PROVIDERS WILL STAY THE SAME. Westcap Investors, LLC (referred to in this Proxy Statement as the "Investment Adviser"), will continue to manage the Trust for the same compensation as it currently receives from the Fund. We will treat stockholder approval as approval of a new investment advisory agreement between the Investment Adviser and the Trust on the same terms as the Fund's current agreement (as amended by Proposal 3 if approved by the stockholders). The Trust will also enter into agreements with the Fund's current administrator, custodian and other service providers on the same terms as the Fund's current agreements.

     THE FUND'S FEES AND EXPENSES WILL STAY THE SAME. The fees and expenses of the Trust will be the same as the Fund's, except for any savings which may occur as a result of the reorganization. The Fund will pay its own expenses of the reorganization, including expenses associated with the solicitation of proxies (estimated as about $7,000). However, most of these are costs of the Fund's annual meeting, which would have been held even if the reorganization had not been proposed.

     THE FUND'S SHARE PRICE WILL NOT BE AFFECTED. On the day of the reorganization, the Trust's share price will be the same as the Fund's share price. The reorganization will not cause the Fund's share price to go up or down, and you will still own the same number of shares. Any declared but undistributed dividends or capital gains of the Fund will carry over in the reorganization.

     THE FUND'S PURCHASE AND REDEMPTION PROCEDURES WILL NOT BE AFFECTED. The Trust will have the same purchase, redemption and exchange procedures as the Fund, as described in the Fund's current prospectus and statement of additional information.

     THE FUND'S DIRECTORS AND ACCOUNTANTS WILL CONTINUE. Federal securities laws require that at least one-half of a mutual fund's directors be elected by its stockholders. While the Fund more than meets this standard now, that technically will not be true once it reorganizes into the Trust. Rather than call another shareholder meeting to vote on trustees of the Trust after the reorganization, we will treat stockholder approval of the reorganization as authorization to elect the Fund's board members to the same positions with the Trust. This approach will avoid the expense of another shareholder meeting after the reorganization.

     The Fund operates with a September 30 fiscal year-end. The Trust will also have a September 30 fiscal year-end. The Fund's current accountants will continue as the accountants for the Trust for the year ended September 30, 2001.

     THE REORGANIZATION WILL HAVE NO FEDERAL INCOME TAX CONSEQUENCES. We expect the reorganization will have no federal income tax consequences for you or the Fund. We will not proceed with the reorganization unless this point is confirmed by an opinion of counsel. Following the reorganization, the adjusted federal tax basis of your Trust shares will be the same as before. We do not expect stockholders to incur any personal state or local taxes as a result of the reorganization, but you should consult your own tax adviser to be sure.

     THE FUND WILL NO LONGER HAVE ANNUAL MEETINGS. The Fund will no longer have to hold annual stockholder meetings, except when required by the Investment Company Act (generally when less than half of the directors have been elected by the stockholders, or when it enters into a new investment management agreement). Most mutual funds no longer hold annual meetings simply to reelect members of their governing board and to ratify the appointment of independent accountants. We believe that this change will save the Fund more than $10,000 annually in proxy preparation, printing and other meeting expenses.

     THE FUND WILL NO LONGER HAVE STOCK CERTIFICATES. The Trust will not issue share certificates, and will convert any outstanding stock certificates to record entry form. In today's financial world, very few investors hold share certificates as physical evidence of their mutual fund investments. Instead, their mutual fund holdings are maintained and accounted for as "record entries" on the computer system of the fund's independent transfer agent. The main problems with share certificates are that they can be stolen or lost, and they must be returned before your shares can be redeemed or exchanged. In light of these problems, and the minimal demand for share certificates, they will no longer be issued after the reorganization. This will not happen automatically; we will arrange conversion details separately with you if you hold Fund stock certificates.

HOW A DELAWARE BUSINESS TRUST COMPARES TO A DELAWARE CORPORATION

     Although federal securities laws regulate most of the operations of a mutual fund, they do not cover every aspect. State law and the Fund's governing instruments fill in most of the gaps. The following discussion compares Delaware corporation law and the current articles of incorporation and bylaws of the Fund with the Delaware law and documents that will apply if the Fund reorganizes as a Delaware business trust. This discussion is not a comprehensive review of all technical distinctions between the different legal structures. We simply want you to know how a Delaware business trust compares in certain key areas to a Delaware corporation -- the Fund's present legal structure.

     DIRECTORS AND TRUSTEES. The Fund is governed by a board of directors elected by the stockholders. The Trust is governed by a similar board elected by its shareholders, called the board of trustees. If the reorganization is approved, the directors of the Fund elected at the Meeting will become the trustees of the Trust.

     SERIES AND CLASSES. The Trust's governing instrument -- its declaration of trust -- allows it to issue series of shares, which represent interests in separate portfolios of investments without shareholder approval. No series is entitled to share in the assets of any other series or can be charged with the expenses or liabilities of any other series. The Fund's governing instrument -- its articles of incorporation -- does not authorize the creation of separate series (although this could be done if the articles were amended with stockholder approval). We do not currently intend to create any additional portfolios of the Fund or the Trust.

     The Trust is also authorized to divide each series of shares into separate classes (such as class A and B shares), which would represent interests in the same portfolio and have the same rights except as provided by the board of trustees. We do not currently intend to issue multiple classes of shares, although we might do so in the future. The Fund's articles of incorporation do not authorize the creation of multiple classes of shares (although this could be done if the articles were amended with stockholder approval).

     SHAREHOLDER LIABILITY. Stockholders of a Delaware corporation generally have no personal liability for the fund's obligations. The corporation laws of all other states have similar provisions.

     Shareholders of a Delaware business trust also are not personally liable for obligations of the Trust under Delaware law. However, no similar statutory or other authority limiting business trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder of the Trust is subject to the jurisdiction of courts in such other states, those states might not apply Delaware law and might subject the Trust's shareholder to liability. To offset this risk, the Declaration of Trust: (i) recites that its shareholders are not liable for its obligations, and requires notice of this to be included in all Trust contracts, and (ii) requires the Trust to indemnify any shareholder who is held personally liable for the obligations of the Trust. Thus the risk of a Trust shareholder being subject to liability beyond his or her investment is limited to the following unusual circumstances in which all of the following factors are present: (1) a court refuses to apply Delaware law; (2) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (3) the Trust is itself unable to meet its obligations. In the light of Delaware law, the nature of the Trust's proposed business, and the nature of its assets, we believe that the risk of personal liability to a Trust shareholder is remote.

     SHAREHOLDER MEETINGS AND VOTING RIGHTS. Under Delaware law, the Fund is required to have an annual stockholder meeting to elect directors and consider any other matters properly coming before the meeting. The Trust is not required to hold annual shareholder meetings, and does not intend to do so. We believe this will result in a substantial savings to the shareholders.

     The Fund is required to hold a special stockholder meeting for any proper purpose when requested by its president or by the holders of 20% of its outstanding shares. The Trust is required to hold a special shareholder meeting to consider the removal of one or more trustees or for any other proper purpose when requested by a majority of the trustees or by the holders of 10% of its outstanding shares. Both the Fund and the Trust must also hold special shareholder meetings when required by the Investment Company Act under certain circumstances (such as when a majority of the directors or trustees has not been elected by the shareholders or when it wants to sign a new or amended investment advisory agreement).

     In general, shareholders of the Trust have voting rights only with respect to a limited number of matters specified in the declaration of trust (such as the merger or sale of assets of a portfolio) and such other matters as the trustees may determine or as may be required by the Investment Company Act. A greater number of matters require approval by the stockholders of the Fund (such as amendments to its articles of incorporation), and whether a matter requires stockholder approval is governed by Delaware corporate law as well as the Investment Company Act.

     For a stockholder meeting of the Fund to go forward, a majority of the Fund's shares must be present (either in person or by proxy). For the Trust, this is reduced to one-third of the shareholders. When voting on matters affecting the Fund, all of its stockholders vote together on all questions. If the Trust in the future creates additional portfolios, only shareholders of the Fund will vote on matters affecting the Fund. However, when voting on matters affecting the Trust generally (such as the election of trustees or approval of independent accountants), all shareholders of the Trust, including shareholders of any additional portfolios, will vote together. The shareholders of the Fund eventually may have a smaller ownership interest in the Trust than the shareholders of subsequently created portfolios, and the newer portfolios could, therefore, have effective voting control of matters affecting the Trust generally.

     Stockholders of the Fund have "cumulative voting" rights when voting for directors, as described under proposal 4 below. These rights are established to permit the holders of a substantial minority of shares of the Fund to elect at least one director. Shareholders of the Trust will not have such rights, and the holders of 50% of the outstanding shares of the Trust will be able to elect all of the trustees.

     DIRECTOR/TRUSTEE INDEMNIFICATION AND LIABILITY. The directors of the Fund cannot be held liable for their activities in that role so long as they perform their duties prudently, in good faith, and in the Fund's best interests. Delaware corporate law also provides that the directors may be liable for voting to declare a dividend or other distribution of assets to stockholders contrary to law or during liquidation of the corporation. Under Delaware business trust law, the same is generally true.

     The Fund indemnifies its directors from claims and expenses arising out of their services to the Fund, unless they have acted with willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The same is true of the Trust.

     AMENDMENTS OF CHARTER DOCUMENTS. Amendments to the Fund's articles of incorporation require stockholder approval. Amendments to the Trust's declaration of trust can be made by the Trustees without shareholder approval, unless they reduce the amount payable to shareholders upon liquidation of the Trust, repeal the limitations on shareholders' personal liability, or diminish or eliminate any voting rights.

     MERGERS AND OTHER REORGANIZATIONS. The Fund is required to obtain stockholder approval to merge or consolidate with any corporation or other organization or to sell substantially all of its assets. The same is true of the Trust.

     TERMINATION. Termination of the Fund would generally require approval of its stockholders. The Trust or any series or class of the Trust may be terminated by the trustees without shareholder approval, or by vote of a majority of the affected shareholders at a meeting.

     RIGHT OF INSPECTION. Each stockholder of the Fund is permitted to inspect records, accounts and books of the Fund for any legitimate purpose. Each shareholder of the Trust has the same rights.

REQUIRED VOTE

     The Reorganization must be approved by a majority of the outstanding shares of the Fund. If it is not, the Fund will continue to operate as a Delaware corporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSED REORGANIZATION.

                                   PROPOSAL 2
                      AMENDMENT OF INVESTMENT RESTRICTIONS

     The Board of Directors of the Fund have approved certain proposed changes in the fundamental investment restrictions of the Fund. Each of the proposed changes is discussed below and requires a separate vote of the stockholders in order to be adopted.

PROPOSAL 2(A). PERMIT THE FUND TO INVEST IN COMPANIES THAT HAVE BEEN IN CONTINUOUS OPERATION FOR LESS THAN THREE YEARS.

     As a matter of fundamental investment policy, the Fund currently may not "purchase the securities of any company which has not been in continuous operation for three years or more." This Proposal, if adopted, would eliminate this investment restriction.

     This restriction is not required by the Investment Company Act of 1940 (as amended, the "1940 Act"), and was originally adopted in response to state law restrictions or interpretations that no longer apply to investment companies. In the current market environment there are many relatively new enterprises with significant investment potential. The Investment Adviser believes that elimination of this restriction will increase its ability to manage the Fund's assets effectively and efficiently in response to market and regulatory changes.

PROPOSAL 2(B). PERMIT THE FUND TO PURCHASE SECURITIES OF OTHER INVESTMENT COMPANIES AS PERMITTED BY THE 1940 ACT.

     As a matter of fundamental investment policy the Fund currently may not "purchase the securities of any other mutual fund." If adopted, this Proposal would revise the policy to read that the Fund may not "invest in the securities of other investment companies except as permitted under the 1940 Act."

     The 1940 Act provides that the acquiring investment company may not (i) purchase more than 3% of the total outstanding voting stock of the acquired investment company; (ii) invest more than 5% of its total assets in securities of the acquired investment company; or (iii) invest more than 10% of its assets in the securities of other investment companies. The current restriction prohibits the Fund from investing any of its assets in money market funds. The Investment Adviser believes that the ability to invest assets of the Fund in the securities of money market funds, among other things, will expand the number of providers of custodial services which the Fund may use. The Investment Adviser does not have any current intention of investing Fund assets in any mutual funds other than money market funds as required for the effective management of the Fund's cash assets from time to time.

PROPOSAL 2(C). PERMIT THE FUND TO ACCEPT APPROPRIATE PORTFOLIO SECURITIES FOR THE SALE OF FUND SHARES.

     As a matter of fundamental investment policy the Fund currently may not "issue any shares for any consideration other than cash." Adoption of this Proposal will eliminate this restriction and permit the Fund to accept in-kind investments made in appropriate securities.

     This restriction is not required by the 1940 Act. From time to time, prospective investors in the Fund may desire the flexibility of making their investment in the form of an in-kind contribution of securities. The Investment Adviser believes that elimination of this restriction will increase its ability to capture additional assets for the Fund and to manage the Fund's assets effectively and efficiently in response to market and regulatory changes. The Investment Adviser will not accept securities as payment for Fund shares unless the securities to be contributed are otherwise appropriate and desirable for investment by the Fund and the Fund would not incur any negative tax consequences as a result of such payment. The Investment Adviser will retain the ability to decline any such in-kind investment in its discretion.

REQUIRED VOTE

     Approval of Proposals 2(a), 2(b) and 2(c) requires an affirmative vote for each such Proposal of the lesser of (i) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENTS TO THE FUND'S INVESTMENT RESTRICTIONS.

                                   PROPOSAL 3
                  APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

PROPOSED AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

     Stockholders are being asked to approve a new investment advisory agreement (the "New Agreement") between the Fund and Westcap Investors, LLC (the "Investment Adviser") which contains a modification of Section 7 with respect to the method of calculating the advisory fee. The text of Section 7 in its current form and as revised by this Proposal is attached as Appendix A. The current investment advisory agreement (the "Current Agreement") between the Fund and the Investment Adviser was last approved by the stockholders of the Fund on March 28, 2000 and last renewed by the Board of Directors of the Fund on March 28, 2000.

     Under the Current Agreement the Fund pays the Investment Adviser, for its services, a quarterly management fee of 0.125% (0.50% per annum) based upon the Fund's average net assets calculated as follows: at the end of each quarter, the net asset value on the last day of each month of that quarter is determined. Those three numbers are averaged and the result is multiplied by 0.125%. The maximum annual advisory fee is 0.50% based on the foregoing calculated for the one-year period.

     The New Agreement provides for an annual advisory fee equal to 0.50% of the Fund's daily net assets, computed on the value of the net assets of the Fund as of the close of each business day. Under the New Agreement the advisory fee would be accrued on a daily basis and paid to the Investment Adviser monthly.

     The proposed new method of calculating the advisory fee is currently the industry standard. Adoption of this Proposal will bring the Fund's investment advisory agreement up to date and facilitate the accounting and recordkeeping responsibilities of the Fund's service providers. The change in the method of calculating the advisory fee will have a relatively insignificant economic effect on the Fund. Under the current method of calculating the advisory fee, the Fund pays a marginally smaller advisory fee during periods when the Fund's assets are increasing, due to the time lag reflected in the computation, and for the same reasons, a correspondingly larger advisory fee during periods when the Fund's assets are decreasing. During the fiscal year of the Fund ended September 30, 2000, the Fund's assets decreased. During that period, had the calculation method in the New Agreement been in effect, the Fund would have been required to pay $396 more in advisory fees.

THE INVESTMENT ADVISER

     The Investment Adviser is located at 11111 Santa Monica Boulevard, Suite 820, Los Angeles, CA 90025. The Investment Adviser has been in the business of providing investment advisory services since 1991. For the fees described above, the Investment Adviser supervises the Fund's investment activities and determines which securities are purchased and sold by the Fund. The Investment Adviser also furnishes the Fund with office space and certain administrative services and provides most of the personnel needed by the Fund.

     From June 22, 1998 through March 30, 1999, advisory services were provided by Fox Asset Management, Inc. Prior to June 22, 1998, advisory services were provided by Lakeview Securities Corporation.

     For the period October 1 through June 21, 1998, Lakeview Securities Corporation received advisory fees of $150,169 and $113,452, respectively. For the periods June 22 through September 30, 1998 and October 1, 1998 through March 30, 1999, Fox Asset Management, Inc. received advisory fees of $34,505 and $75,978, respectively. For the period April 1 through September 30, 1999, and for the fiscal year ended September 30, 2000, the Investment Adviser received advisory fees of $37,726 and $107,938, respectively.

REQUIRED VOTE

     Approval of this Proposal 3 requires an affirmative vote of the lesser of
(i) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE NEW AGREEMENT.

                                   PROPOSAL 4
                              ELECTION OF DIRECTORS

     It is proposed that the current Board of nine directors be re-elected, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Each of them is now a director of the Fund. It is the intention of the proxy holders named in the accompanying form of proxy to vote all such proxies for the election of each of the persons listed below unless stockholders specifically indicate in their proxies their desire to withhold authority to vote for any such person. A stockholder may nominate and vote for other persons as directors of the Fund by indicating their names and the number of votes cast for each candidate on the enclosed proxy. If the reorganization is completed they will become trustees of the Trust.

     Each nominee who is deemed an "interested person" of the Fund, as defined in the Investment Company Act of 1940, is indicated by an asterisk.

           Name, Position With Fund                                             Shares of Capital Stock      Percent
           and Principal Occupation                     Served Continuously     Owned Beneficially as of       of
           During the Past 5 Years                      as a Director Since        January __, 2001           Class
           -----------------------                      -------------------        -----------------          -----
GLENN C. WEIRICK,* PRESIDENT AND DIRECTOR.                 July 29, 1999                235,104               4.891%
   President, Westcap Investors, LLC.  11111 Santa
   Monica Boulevard, Los Angeles, CA 90025 (Age 64).

RICHARD CHERNICK, DIRECTOR.  Retired partner of the        January 22, 1997               6,411               0.133%
   Los Angeles law firm of Gibson, Dunn & Crutcher;
   currently active in arbitration and mediation of
   disputes in the Los Angeles area.  3055 Wilshire
   Boulevard, Seventh Floor, Los Angeles CA 90010
   (Age 54).

HARRY P. GELLES, DIRECTOR.  Private Investment             January 22, 1997               3,985               0.083%
   Banker; Director of Goldman Sachs and [Dean
   Witter Reynolds]; formerly, Managing Director for
   Corporate Finance, in the Investment Banking
   Division of Cruttenden-Roth, Irvine, California,
   and Senior Vice-President of Chelsea Management
   Company, an investment management company in Los
   Angeles.  1114 State Street, Suite 236, Santa
   Barbara, CA 93101 (Age 66)

HUGH J. HAFERKAMP,* DIRECTOR. Attorney-at-law in           January 22, 1997               1,662               0.035%
   private practice in the Santa Barbara area;
   formerly, President of the Fund and legal counsel
   to the Fund for approximately 19 years. 11800
   Baccarat Lane, N.E., Albuquerque, NM 87111 (Age
   73).

           Name, Position With Fund                                             Shares of Capital Stock      Percent
           and Principal Occupation                     Served Continuously     Owned Beneficially as of       of
           During the Past 5 Years                      as a Director Since        January __, 2001           Class
           -----------------------                      -------------------        -----------------          -----
LEONARD S. JARROTT, DIRECTOR.  Real estate                 January 24, 1996                   0                   0%
   investment advisor and independent real estate
   broker in Santa Barbara, California.  3532
   Chuparosa Drive Santa Barbara, CA 93105 (Age 55).

MICHAEL A. MARSHALL, DIRECTOR.  Engaged in real            February 10, 1994                455                 0.009%
   estate and property management, M-P Marshall &
   Co.; formerly,  Senior Vice-President of
   Prudential California Realty
   23 Princeton Trail, Coto De Caza, CA 92679 (Age
   64).

WILLIAM J. NASIF, DIRECTOR.  Certified public              February 14, 1996                  0                   0%
   accountant and partner of Nasif, Hicks, Harris &
   Co., Certified Public Accountants of Santa
   Barbara.  1111 Garden Street, Santa Barbara, CA
   93101 (Age 58).

MARK SCHNIEPP, DIRECTOR.  Economist and Director of        August 12, 1994                    0                   0%
   the Economics Forecast Project at the University
   of California, Santa Barbara, California.  944
   Randolph Road, Santa Barbara, CA 93111 (Age 46).

DAN B. SECORD, DIRECTOR.  Physician in private             December 12, 1995                  0                   0%
   practice of obstetrics and gynecology in Santa
   Barbara; staff, Santa Barbara Cottage Hospital;
   Member, Santa Barbara City Council.  2329 Oak
   Park Lane, Santa Barbara, CA 93105 (Age 63).

     As of January 26, 2001, the Directors and officers of the Fund as a group owned approximately 5.151% of the Fund's outstanding Shares.

     It is not expected that any of the nominees will decline or become unavailable for election; however, if should happen, the discretionary power given in the proxy may be used to vote for a substitute nominee or nominees. During the fiscal year ended September 30, 2000, there were 4 regular meetings of the Board of Directors. During the year, all of the directors attended at least 75% of the Board meetings and the meetings of the Board Committees on which they served.

     The Board of Directors has established a Nominating Committee. The current members of that Committee are Michael A. Marshall, Leonard S. Jarrott, and Harry
P. Gelles. During the fiscal year ended September 30, 2000, the Nominating Committee did not meet. The functions of the Committee are to recommend to the Board candidates for all directorships which are to be filled by the shareholders or to be filled by the Board and to recommend to the Board directors to fill the seats on Board committees. The Nominating Committee will consider nominees recommended by Fund shareholders. Such recommendations should be in writing and addressed to the Fund, Attention: Nominating Committee, with the name, address and telephone number of the person recommended and of the recommending person.

     The Board of Directors has also established an Audit Committee. The current members of that Committee are William J. Nasif, Mark Schneipp, Dan B. Secord and Richard Chernick. The Board of Directors has not adopted a written charter for the Audit Committee. The functions of the Committee are to supervise and oversee audits by the Fund's independent accountant, review the auditor's audit plans and procedures and review the auditor's recommendations concerning the Fund's accounting records, procedures and internal controls. During the fiscal year ended September 30, 2000, the Audit Committee met one time.

     Each Director (other than Mr. Weirick) currently receives a fee of $500 for each meeting of the Board of Directors he attends. The total compensation from the Fund received by the Directors (other than Mr. Weirick) for the fiscal year ended September 30, 2000, is set forth below.

                                     Aggregate Compensation
     Name of Director                       From Fund
     ----------------                       ---------
     Richard Chernick                        $ 2,000
     Harry P. Gelles                         $ 2,500
     Hugh J. Haferkamp                       $20,215
     Leonard S. Jarrott                      $ 2,500
     Michael A. Marshall                     $ 2,500
     William J. Nasif                        $ 2,500
     Mark Schneipp                           $ 2,000
     Dan B. Secord                           $ 2,500

----------
*    Includes fees for legal services of $17,715.

     In addition, during the fiscal year, Westcap Advisors, LLC, of which Mr. Weirick is the President and a member, received advisory fees from the Fund aggregating $107,938.

VOTE REQUIRED

     Fund stockholders have cumulative voting rights for directors and every stockholder entitled to vote in the election for directors has the right in person or by written proxy to multiply the number of votes to which he is entitled by the number of directors to be elected, and he may cast the whole number of such votes for one candidate, or he may distribute them among two or more candidates. A stockholder may use his right to cumulative voting by indicating on the face of the proxy enclosed with this Proxy Statement the candidate or candidates of his choice and the number of votes cast for each such candidate. The candidates receiving the highest number of votes up to the number to be elected will be elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RE-ELECT ALL NOMINEES FOR DIRECTORS.

                                   PROPOSAL 5
                           RATIFICATION OF ACCOUNTANTS

     A majority of the members of the Board of Directors who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940) have selected Ernst & Young, LLP, 725 S. Figueroa Street, Los Angeles, California 90017, as the Fund's independent public accountants for the fiscal year ended September 30, 2001, to sign or certify any financial statement which may be filed by the Fund with the Securities and Exchange Commission. The employment of such accountants is expressly conditioned upon the right of the Fund, by vote of a majority of the outstanding stock at any meeting called for the purpose, to terminate such employment forthwith without any penalty. Such selection is made pursuant to provisions of Section 32(a) of the Investment Company Act of 1940, and is subject to ratification or rejection by the shareholders at this Annual Meeting. Ernst & Young, LLP has advised the Fund that to the best of its knowledge and belief, as of the record date, no Ernst & Young, LLP professional had any direct or material indirect ownership interest in the Fund inconsistent with the independence standards pertaining to accountants. No representative of the accountants is expected to be present at this meeting, but the accountants have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

     Ernst & Young, LLP acted as the Fund's auditor for the fiscal year ended September 30, 2000 and signed or certified each financial statement filed by the Fund with the Securities and Exchange Commission related to such fiscal year. During that period Ernst & Young, LLP also served as independent public accountants to the Investment Adviser and certain affiliates of the Investment Adviser. The aggregate fees billed by Ernst & Young, LLP for audit and non-audit services rendered during or in connection with the Fund's fiscal year ended September 30, 2000 were as follows:

      Type of Fees                        Amount Billed
      ------------                        -------------
     Fund Audit Fees                        $12,000
     Financial Information Systems
     Design and Implementation
     Fees                                      None
     All Other Fees(1)                      $15,000

     In recommending the selection of Ernst & Young, LLP, the Audit Committee of the Board of Directors considered the nature and scope of the services to be provided (including the provision of financial information services and services to the Investment Adviser and its affiliates) and whether the performance of such non-audit services would affect the accountants' independence.

     It is the intention of the proxy holders named in the accompanying form of proxy to vote all such proxies for the ratification of the selection of Ernst & Young, LLP as the Fund's independent public accountants for the Fund's current fiscal year ending September 30, 2001 unless stockholders specifically indicate in their proxies their desire to vote against such ratification.

----------
(1) This amount represents fees for services rendered to the Investment Adviser and its affiliates paid for by the Investment Adviser.

VOTE REQUIRED

     Ratification of the selection of the Fund's independent public accountants requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting.

     The Board of Directors recommends that the STOCKHOLDERS RATIFY the selection of ERNST & YOUNG, llp as the INDEPENDENT ACCOUNTANTS of the fund for the current fiscal year.

                             ADDITIONAL INFORMATION

SERVICE PROVIDERS AND OFFICERS

     The Fund's Investment Adviser is Westcap Investors, LLC, 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California 90025. The Fund's Administrator is Investment Company Administration, LLC, 2020 East Financial Way, Glendora, California 91740. The Fund's Distributor is First Fund Distributors, Inc., 4455 Camelback Rd., Suite 261E, Phoenix, Arizona. The Fund's Transfer Agent is Ultimus Fund Solutions, LLC, 135 Merchant St., Suite 230, Cincinnati, Ohio.

     Information regarding the executive officers of the Fund other than Mr. Weirick is as follows:

     Geoffrey I. Edelstein, Senior Vice President, Secretary and Treasurer 11111 Santa Monica Boulevard, Los Angeles, CA 90025. Managing Director of Westcap Investors, LLC.

     Gregory S. Weirick, Senior Vice President
     11111 Santa Monica Boulevard, Los Angeles, CA 90025. Managing Director of Westcap Investors, LLC.

     Bradley G. Slocum, Senior Vice President
     11111 Santa Monica Boulevard, Los Angeles, CA 90025. Managing Director of Westcap Investors, LLC.

ANNUAL REPORT

     Copies of the Fund's most recent Annual and Semi-Annual Reports to its shareholders are available upon request to the Fund's office located at 11111 Santa Monica Blvd., Suite 820, Los Angeles, California 90025 or call 1-800-473-8631.

                                  OTHER MATTERS

     The next scheduled annual meeting of shareholders of the Fund is to be held on March 21, 2002. Any proposal by a shareholder to be presented at that meeting must be received by the Fund no later than November 1, 2001 and must satisfy all applicable federal and state requirements.

     No other business is currently expected to come before the Meeting. As to any matter which has not been brought to the attention of the proxy holders prior to the date of this Proxy Statement, and which is presented at the meeting, the proxy holders will deal with such matter in accordance with their best judgment pursuant to the discretionary authority granted by the enclosed proxy.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY BALLOT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY CHANGE YOUR VOTE, IF DESIRED, AT THAT TIME.

February __, 2001

                                   APPENDIX A

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

SECTION 7 OF CURRENT INVESTMENT ADVISORY AGREEMENT

     In consideration of the services to be rendered by you, the Fund agrees to pay to you a quarterly fee equal to 0.125% of the net assets of the Fund calculated as an average of the net assets of the Fund as of the close of each month of the Fund's fiscal year; said fee not to exceed 0.5% annually of the average net assets of the Fund calculated as at the close of each month of the Fund's fiscal year. The value of the Fund's assets shall be determined in accordance with Section 2(a) (41) of the Act as of the last business day of each month.

SECTION 7 OF INVESTMENT ADVISORY AGREEMENT AS REVISED BY PROPOSAL 3

     In consideration of the services to be rendered by you, the Fund agrees to pay to you an annual advisory fee equal to 0.50% of the Fund's daily net assets, computed on the value of the net assets of the Fund as of the close of business each day. The advisory fee shall be accrued daily by the Fund and paid to you on the 10th business day of the succeeding month. The value of the Fund's assets shall be determined in accordance with Section 2(a) (41) of the Act as of the last business day of each month.

                                  FORM OF PROXY

                          INVESTORS RESEARCH FUND, INC.
                     11111 SANTA MONICA BOULEVARD, SUITE 820
                          LOS ANGELES, CALIFORNIA 90025

                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MARCH 27, 2001

The undersigned stockholder(s) of Investors Research Fund, Inc. hereby appoint(s) Glenn C. Weirick and Robert Slotky, and each of them, attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all of the shares of capital stock of Investors Research Fund, Inc. standing in the name(s) of the undersigned at the close of business on January 26, 2001, at the Annual Meeting of Stockholders of the Fund to be held on March 27, 2001, at the Fund's offices at 11111 Santa Monica Boulevard, Suite 820, Los Angeles, California, and at all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting, and to vote and act in their discretion on any other matters which may properly come before the meeting. IF THE UNDERSIGNED DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, THIS PROXY WILL BE DEEMED TO GRANT SUCH AUTHORITY. IF, AS TO ANY OTHER MATTERS REFERRED TO HEREIN, NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF EACH MATTER.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on the books of the Fund.

If shares are held jointly, all shareholders must sign. Corporate Proxies should be signed by an authorized officer.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

----------------------------------      ----------------------------------------
----------------------------------      ----------------------------------------
----------------------------------      ----------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

1. To approve a plan to reorganize Investors Research Fund, Inc., a Delaware corporation, into Investors Research Fund, a Delaware business trust.
                                                 FOR       AGAINST       ABSTAIN
                                                 [ ]         [ ]           [ ]

2.a. To approve a change in the fundamental investment restrictions of the Fund to permit the Fund to invest in companies that have been in continuous operation for less than three years.
                                                 FOR       AGAINST       ABSTAIN
                                                 [ ]         [ ]           [ ]

2.b. To approve a change in the fundamental investment restrictions of the Fund to permit the Fund to purchase securities of other investment companies as permitted by the Investment Company Act of 1940, as amended.
                                                 FOR       AGAINST       ABSTAIN
                                                 [ ]         [ ]           [ ]

2.c. To approve a change in the fundamental investment restrictions of the Fund to permit the Fund to accept appropriate portfolio securities for the sale of Fund shares.
                                                 FOR       AGAINST       ABSTAIN
                                                 [ ]         [ ]           [ ]

3. To approve a new investment advisory agreement between the Fund and its investment adviser, Westcap Investors, LLC.
                                                 FOR       AGAINST       ABSTAIN
                                                 [ ]         [ ]           [ ]

4. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
                                                 FOR       AGAINST       ABSTAIN
                                                 [ ]         [ ]           [ ]
    Glenn C. Weirick          William J. Nasif        Dan B. Secord
    Hugh J. Haferkamp         Harry P. Gelles         Richard P. Chernick
    Leonard S. Jarrott        Mark Schniepp           Michael A. Marshall

To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through that nominee's name in the list above.

               Use the lines below if cumulative voting is desired

                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------
                                                 FOR       AGAINST       ABSTAIN
                                                 [ ]         [ ]           [ ]

5. To ratify the selection of Ernst & Young, LLP as the independent public accountants to be employed by the corporation for the fiscal year ended September 30, 2001.

                                        Date:    _____________, 2001

Please be sure to sign and date this Proxy.

----------------------------------
Shareholder sign here
                                        Mark box at right if an address      [ ]
                                        change or comment has been noted
                                        on the reverse side of this card
----------------------------------
Co-owner sign here

                               RECORD DATE SHARES: